Investor Relations:
Thad Waugh
Vice President of Investor Relations
813-865-1284
thad.waugh@wellcare.com

WELLCARE FLORIDA MARKET EXPANSION APPROVED

Tampa, Florida (May 27, 2005) – WellCare Health Plans, Inc. (NYSE: WCG) announced today that the Centers for Medicare & Medicaid Services has approved WellCare’s application for expansion of its Medicare managed care coverage in Florida.

Effective July 1, 2005, WellCare will begin offering Medicare Advantage plans in Charlotte, Clay, Okaloosa and Sarasota counties in Florida. The addition of these four counties, with approximately 198,000 combined eligibles, will increase the number of counties in Florida served by WellCare to 20 and the number of Medicare eligibles in WellCare’s Florida markets to 2.1 million. With the addition of these four counties in Florida, WellCare is now servicing 36 counties throughout the nation, and we have applications on file with CMS for expansion into an additional 14 counties.

“We are pleased to be able to expand our Medicare coverage in Florida where we remain the leading provider of Medicaid managed care and are rapidly expanding our presence in Medicare,” said Todd S. Farha, President and Chief Executive Officer of WellCare. “Our growth is a testament to the value provided for our members by managed care services, and we are pleased to extend our quality provider networks and attractive benefit offerings to additional Florida seniors.”

About WellCare Health Plans, Inc.
WellCare Health Plans, Inc. provides managed care services targeted exclusively to government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare serves approximately 765,000 members in Florida, New York, Connecticut, Illinois, Indiana and Louisiana. For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements
This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, including statements related to WellCare’s expected 2005 financial results, are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential expiration, cancellation or suspension of WellCare’s state or federal contracts; the potential denial by the Centers for Medicare & Medicaid Services of WellCare’s expansion or prescription drug plan applications; WellCare’s lack of prior operating history, including lack of experience with network providers and health benefits management, in expansion markets or in the prescription drug plan business; WellCare’s ability to accurately predict and effectively manage health benefits and other operating expenses; WellCare’s ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws; potential reductions in funding for government healthcare programs; regulatory changes or developments, including potential marketing restrictions or sanctions and premium recoupment; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations, or other inquiries; risks associated with WellCare’s acquisition strategy; risks associated with WellCare’s substantial debt obligations; and risks associated with WellCare’s business operations, including its ability to attract and retain qualified management personnel. Additional information concerning these and other important risks and uncertainties can be found under the heading “Risk Factors” in WellCare’s Form 10-K filed with the Securities and Exchange Commission on February 15, 2005. WellCare specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

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